EXHIBIT 99.1

                             tds (Telemedicine) Inc.

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18.U.S.C. 1350)

The undersigned, Roger Coomber, the Chief Executive Officer of tds (Telemedicine) Inc. (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's report on Form 10-QSB for the three month period ended March 31, 2003 (the "Report").

The undersigned hereby certifies that:

      - the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      - the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 20th day of May, 2003.


                                        /s/ Roger Coomber
                                        ----------------------------------------
                                        Roger Coomber
                                        Chief Executive Officer